 Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2020, relating to our audits of the consolidated financial statements of Creatd, Inc. (f/k/a Jerrick Media Holdings, Inc.) for the years ended December 31, 2019 and 2018.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

September 11, 2020